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                                  EXHIBIT 10.12

                                 AMENDMENT NO. 4
                             TO EMPLOYMENT AGREEMENT

         AGREEMENT dated as of May 20, 1996 between ________________, ("Employee") and Chemed Corporation (the "Company").

         WHEREAS, Employee and the Company have entered into an Employment Agreement dated as of May 19, 1992 and amended May 17, 1993, May 16, 1994 and May 15, 1995, ("Employment Agreement"); and

         WHEREAS, Employee and the Company desire to further amend the Employment Agreement in certain respects.

         NOW, THEREFORE, Employee and the Company mutually agree that the Employment Agreement shall be amended, effective as of May 20, 1996, as follows:

         A. The base salary amount per annum as set forth in the first sentence of Section 2.1 of the Employment Agreement is hereby deleted and the base salary amount of __________ per annum is hereby substituted therefor.

         B. The date of May 31, 1998 set forth in Section 1.2 of the Employment Agreement, is hereby deleted and the date of May 31, 1999 is hereby substituted therefor.

         C. The amount of unrestricted stock award recognized in lieu of incentive compensation in l995 is __________.

         D.       Section 3.4(b)(iii) is hereby amended to read as follows:

                  Section 3.4(b)(iii) The fair market value of all shares of Chemed Corporation capital stock and its subsidiaries' common stock subject to stock awards granted to Employee under one or more stock incentive plans of Chemed Corporation or of any of its subsidiaries which have vested during the 12 months prior to the Employee's termination, such fair market value to be determined as of the date of vesting of any such shares. Such monthly severance payments shall be made for a period equal to the balance of the term of employment provided in Section 1.2.

         Except as specifically amended in this Amendment No. 4 to Employment Agreement, the Employment Agreement shall continue in full force and effect in accordance with its original terms, conditions and provisions.

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         IN WITNESS WHEREOF, the parties have duly executed this amendatory agreement as of the date first above written.

                                              Employee

                                              --------------------------

                                              CHEMED CORPORATION

                                              By:
                                                 ------------------------



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                                    EXHIBIT A
                                                                             Current
                                                             Current        Expiration
                                           Current         Stock Award        Date of
Name & Position (c)          Age     Salary        Bonus  Compensation(b)    Agreement
--------------------------------------------------------------------------------------
Kenneth F. Vuylsteke          49     $155,000     $50,000     $31,708      5/31/98
Executive Vice President/
General Manager of
National West

Gary H. Sander                46      102,500      32,000      22,227      5/31/98
Vice President, Chief
Financial Officer &
Treasurer (a)

W. Dwight Jackson             49      140,000      50,000         -0-     10/31/96
Executive Vice President/
General Manager of
Century Papers, Inc.

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(a)      Employment Agreement executed with Chemed Corporation; reimbursement to be provided by the Company

(b) Amount of unrestricted Company stock awards recognized in lieu of incentive compensation in l995.

(c) The Company's President and Chief Executive Officer has an employment agreement with Chemed Corporation. The Company reimburses Chemed, under a Services Agreement, for 80 percent of his compensation costs.


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